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Exhibit 99.1

[COBIZ INC. LETTERHEAD]

FOR IMMEDIATE RELEASE	For more information, contact: Lyne Andrich, 303.312.3458 Sue Hermann, 303.312.3488

CoBiz Inc. Reports Second Quarter Earnings
Reports continued double-digit loan, deposit growth for its Colorado and Arizona banks

        DENVER—July 17, 2003—CoBiz Inc. (Nasdaq: COBZ), a $1.2 billion financial services company, today reported net income of $3.225 million for the second quarter of 2003, up from $3.190 million in the second quarter of 2002, but up 21% from $2.655 million in the first quarter of 2003. Diluted earnings per share were unchanged at $0.23 from the second quarter of 2002 to the second quarter of 2003. Although the earnings per share were flat year over year, it's important to note that the investment banking results for the second quarter of 2002 were unusually strong due to a large transaction in the Arizona market and accounted for 50% of the company's investment banking revenue for all of 2002.

        "We were pleased with our performance this quarter, which was once again led by our banking franchise. Colorado Business Bank and Arizona Business Bank matched their strong performance of the previous quarter, growing deposits and loans at annualized rates of 19% and 13% respectively," said Steven Bangert, chairman and CEO, CoBiz Inc. "We managed this growth while maintaining our outstanding asset quality, decreasing non-performing loans and leases as a percentage of total loans and leases to 0.17% for the second quarter. This is down from 0.37% for the first quarter of 2003 and significantly below industry averages.

        "Our results were further bolstered by a 141% increase in non-interest income from the previous quarter, driven by the introduction of our newest fee-based businesses—Alexander Capital Management Group and Financial Designs Ltd.—and an improving quarter from our investment banking activities."

Banking

        The company's core banking franchise—Colorado Business Bank and Arizona Business Bank—continues to post strong results, led by a 64% increase in demand deposits from the end of the second quarter of 2002 to the end of the second quarter of 2003. "We are very pleased that so much of our growth came in demand deposits, which will be of great value to our company in a rising interest rate environment," said Jonathan C. Lorenz, vice chair and CEO, Colorado Business Bank and Arizona Business Bank.

        "Our four Arizona banks continue to do well, growing loans by 49% and deposits by 36% from the second quarter of 2002 to the second quarter of 2003," said Lorenz. "We are particularly pleased with the success of our two newest banks, which were announced and began operations out of the main bank in Phoenix one year ago. The Tempe bank, which opened its location in November of last year, is already profitable and the Scottsdale bank, which opened in March of this year, should be profitable by the end of the third quarter of this year, which is a clear testament to the strength of our de novo branching strategy.

        "Both Arizona Business Bank and Colorado Business Bank have had success in gaining market share and in attracting top-tier bankers. In fact, we've hired 11 senior-level bankers since April—seven in Colorado and four in Arizona. All of these individuals came to us from large, super-regional banks with years of banking experience in our markets.

        "We look forward to adding more seasoned bankers to our ranks and the opening of our newest bank, Colorado Business Bank-Northeast, in September of this year. We believe our success in continuing to attract experienced financial professionals and consistently gaining market share leave us well positioned for the coming economic recovery."

        The company's net interest margin remained relatively unchanged, rising four basis points to 4.51% during the second quarter of 2003 as compared to the first quarter. Lorenz said the effects of the recent 25-basis-point cut in the discount rate by the Federal Reserve Bank would be somewhat mitigated by the bank's aggressive management of the net interest margin.

        "We are understandably proud of our asset quality, which was positively impacted by the recent resolution of our single largest non-performing asset. Clearly, our long-standing credit culture and conservative approach at the beginning of the economic downturn have paid off. This leaves us well positioned for growth when the recovery begins in earnest."

        "We still believe the Colorado and Arizona markets have great potential for our franchise," said Lorenz. "That said, we're just now beginning to see signs of an economic turnaround. Both states have seen small improvements in their unemployment rates in the past months and continue to post gains in housing prices. Phoenix, with the diversity in its economy, should respond quickly to a national economic recovery. Denver's commercial real estate market, though still somewhat soft, has stabilized, but we still expect the city to be a little slower to turn around than Phoenix."

Fee-Based Business Lines

        The company's non-interest income for the second quarter of 2003 was $4.59 million, an increase of $1.417 million, or 45%, from the second quarter of 2002. For the quarter, fee income as a percentage of operating income rose to 26.98%, from 22.25% for the quarter ending June 30, 2002.

        "At the end of the second quarter of 2000, our fee income as a percentage of operating income was 16.53%," said Bangert. "Since that time, we acquired CoBiz Insurance (March 2001), Green Manning & Bunch (July 2001), Alexander Capital Management Group (April 2003) and Financial Designs (April 2003). The increase in fee income as a percentage of operating income is even more impressive when you consider that we managed to do so while increasing our operating income by 90% during that same time period, which almost downplays the progress our fee-based businesses have made.

        "Acquiring or building fee-based business lines complimentary to our core banking franchise not only allows us to introduce our banking customers to new services but will also reduce our dependence on interest income in the long-term. We are confident this strategy will continue to yield results in the coming years."

Insurance

        The company's insurance operations consist of CoBiz Insurance and Financial Designs, Ltd. Since the acquisition of Financial Designs in mid-April of 2003, the company's insurance fee income has increased to $2.088 million in the second quarter of 2003 from $.522 million in the first quarter of 2003, or 281%. "Financial Designs is a leading provider of employee and executive benefits consulting and wealth transfer services in the Rocky Mountain region," said Bangert. "We are very pleased with not only the impact they had on our earnings, but also the speed with which their services are being embraced by our existing customer base."

Investment Banking

        The other key contributor to the growth in non-interest income was the company's investment banking subsidiary, Green Manning & Bunch (GMB). In the second quarter of 2003, GMB grew revenues to $.852 million or 354%, as compared to the first quarter of 2003. Compared to the second quarter of 2002, however, GMB's revenues were actually down by $.689 million, or 45%, in the second quarter of 2003.

        "The level of investment banking activity increased during the first half of 2003, and we remain pleased with GMB's prospects," said Bangert. "We anticipate that our investment banking activities will be neutral to earnings for the remainder of the year, although it is always difficult to predict the timing of deals currently in the pipeline. With the quality of the staff on board at GMB, we believe they are well positioned to take advantage of a rebounding economy."

Investment, Trust and Wealth Management

        In April of 2003, the company completed its acquisition of Alexander Capital Management Group (ACMG), an SEC-registered investment management firm that administers stock and bond portfolios for individuals and institutions. ACMG's offerings supplement those of the company's exiting trust and fiduciary provider, CoBiz Private Asset Management. With the acquisition of Alexander Capital Management Group in April of 2003 and improvements in the equities market, the company's wealth management operations grew assets under management to $366 million in the second quarter of 2003 from $96.6 million in the first quarter of 2003, an increase of 279%.

        "With assets under management of $366 million, wealth management is currently a small part of our portfolio," said Bangert. "However, we see it as an important and growing part of our product mix and a significant partner with our high-net-worth private banking services."

Conclusion

        "Despite the slow economic situation over the past year, we've been very pleased with the growth of our company and how well we met the challenges of a slow investment banking market, a historically low interest-rate environment and the erosion of credit quality experienced by so many other financial institutions," said Bangert. "With our continuing success at gaining market share in both Colorado and Arizona, we are well positioned to reap the benefits of a revitalized economy and to continue to post strong asset and revenue growth for the year."

        In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, July 18, 2003 at 11 a.m. Eastern Time with Steven Bangert, chairman and CEO, CoBiz Inc. The call can be accessed over the Internet at http://www.firstcallevents.com/service/ajwz383754329gf12.html or by telephone by calling 1.800.903.0247.

        CoBiz Inc. (www.cobizbank.com) is a $1.2 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services—including credit, treasury management, investment and deposit products—to a targeted customer base of professionals and small to medium-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

        The discussion in this press release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company's operations, financial performance and other factors, as discussed in the Company's filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company's growth strategy, the possible loss of key personnel, factors that could affect the Company's ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company's filings with the Securities and Exchange Commission.

CoBiz Inc.
June 30, 2003
(UNAUDITED)

(Dollars in thousands, except per share amounts)

	QUARTER ENDED		YEAR ENDED
	Jun-03	Jun-02	Jun-03	Jun-02
	(In 000's, except per share data)
INCOME STATEMENT DATA
INTEREST INCOME	$15,969	$15,611	$31,677	$30,316
INTEREST EXPENSE	3,541	4,521	7,325	9,238

NET INTEREST INCOME	12,428	11,090	24,352	21,078
PROVISION FOR LOAN & LEASE LOSSES	652	552	1,070	1,140

NET INTEREST INCOME AFTER PROVISION FOR LOAN & LEASE LOSSES	11,776	10,538	23,282	19,938
NONINTEREST INCOME	4,590	3,173	6,495	5,543
NONINTEREST EXPENSE	11,249	8,542	20,504	16,133

INCOME BEFORE INCOME TAXES	5,117	5,169	9,273	9,348
PROVISION FOR INCOME TAXES	1,892	1,979	3,393	3,587

NET INCOME	$3,225	$3,190	$5,880	$5,761

EARNINGS PER COMMON SHARE
BASIC	$0.24	$0.24	$0.44	$0.44

DILUTED	$0.23	$0.23	$0.42	$0.42

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	13,626	13,174	13,455	13,157

DILUTED	14,074	13,783	13,919	13,778

COMMON SHARES OUTSTANDING AT PERIOD END			13,675	13,199

BOOK VALUE PER SHARE—COMMON			$6.81	$5.79

PERIOD END BALANCES
TOTAL ASSETS			$1,225,603	$1,013,082
LOANS & LEASES (NET)			840,346	722,705
DEPOSITS			939,468	722,328
REDEEMABLE PREFERRED STOCK & SHAREHOLDERS' EQUITY			113,238	96,417
COMMON SHAREHOLDERS' EQUITY			93,093	76,417
INTEREST-EARNING ASSETS			1,135,993	960,691
INTEREST-BEARING LIABILITIES			841,121	754,768
BALANCE SHEET AVERAGES
AVERAGE ASSETS			$1,152,027	$973,650
AVERAGE LOANS & LEASES (NET)			811,876	700,998
AVERAGE DEPOSITS			861,701	702,685
AVERAGE REDEEMABLE PREFERRED STOCK & SHAREHOLDERS' EQUITY			105,874	92,647
AVERAGE COMMON SHAREHOLDERS' EQUITY			85,933	72,647
AVERAGE INTEREST-EARNING ASSETS			1,093,944	923,434
AVERAGE INTEREST-BEARING LIABILITIES			824,864	727,624

CoBiz Inc.
June 30, 2003
(UNAUDITED)

(Dollars in thousands, except per share amounts)

	QUARTER ENDED		YEAR ENDED
	Jun-03	Jun-02	Jun-03	Jun-02
NON-PERFORMING ASSETS
NON-PERFORMING LOANS & LEASES:
LOANS & LEASES 90 DAYS OR MORE PAST DUE & STILL ACCRUING INTEREST			$—	$—
NONACCRUAL LOANS & LEASES			1,442	2,989

TOTAL NON-PERFORMING LOANS & LEASES			$1,442	$2,989

REPOSSESSED ASSETS			—	—

TOTAL NON-PERFORMING ASSETS			$1,442	$2,989

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
BEGINNING BALANCE			$10,388	$8,872
PROVISION FOR LOAN & LEASE LOSSES			1,070	1,140
LOANS & LEASES (CHARGED-OFF)/RECOVERED			(133)	(193)

ENDING BALANCE			$11,325	$9,819

PROFITABILITY MEASURES AS REPORTED
NET INTEREST MARGIN	4.51%	4.70%	4.49%	4.60%
EFFICIENCY RATIO	66.06%	60.09%	66.60%	60.80%
RETURN ON AVERAGE ASSETS	1.11%	1.28%	1.03%	1.19%
RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY	14.54%	17.32%	13.80%	15.99%
NONINTEREST INCOME AS A PERCENTAGE OF OPERATING REVENUES	26.98%	22.25%	21.06%	20.82%
ASSET QUALITY MEASURES:
NONPERFORMING ASSETS TO TOTAL ASSETS			0.12%	0.30%
NONPERFORMING LOANS & LEASES TO TOTAL LOANS & LEASES			0.17%	0.41%
ALLOWANCE FOR LOAN & LEASE LOSSES TO TOTAL LOANS & LEASES			1.33%	1.34%
ALLOWANCE FOR LOAN & LEASE LOSSES TO NONPERFORMING LOANS & LEASES			785.37%	328.50%

CoBiz Inc.
June 30, 2003
(UNAUDITED)

(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Trust and Advisory Services	Other Fee Based Services	Corporate Support and Other	Consolidated
Net interest income
Quarter ended June 30, 2003	$10,502	$2,544	$2	$—	$2	$(622)	$12,428
Quarter ended March 31, 2003	9,948	2,329	2	4	2	(361)	11,924
Annualized quarterly growth	22.3%	37.0%	.0%	(401.1)%	.0%	290.0%	17.0%
Quarter ended June 30, 2002	$9,493	$1,313	$(4)	$4	$—	$284	$11,090
Annual growth	10.6%	93.8%	(150.0)%	(100.0)%	—	(319.0)%	12.1%
Noninterest income
Quarter ended June 30, 2003	$725	$212	$850	$670	$2,088	$45	$4,590
Quarter ended March 31, 2003	717	138	186	198	522	144	1,905
Annualized quarterly growth	4.5%	215.1%	1,431.9%	956.2%	1,203.3%	(275.8)%	565.3%
Quarter ended June 30, 2002	$682	$91	$1,541	$165	$386	$308	$3,173
Annual growth	6.3%	133.0%	(44.8)%	306.1%	440.9%	(85.4)%	44.7%
Net income before management fees and overhead allocations
Quarter ended June 30, 2003	$5,167	$786	$(57)	$13	$332	$(3,016)	$3,225
Quarter ended March 31, 2003	4,872	675	(399)	(5)	76	(2,564)	2,655
Annualized quarterly growth	24.3%	66.0%	343.8%	1,444.0%	(1,351.1)%	(70.7)%	86.1%
Quarter ended June 30, 2002	$5,088	$284	$270	$(16)	$6	$(2,442)	$3,190
Annual growth	1.6%	176.8%	121.1%	181.3%	(5,433.3)%	(23.5)%	1.1%
	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Trust and Advisory Services	Other Fee Based Services	Corporate Support and Other	Consolidated
Total loans and leases
At June 30, 2003	$681,010	$167,716	$—	$—	$—	$2,945	$851,671
At March 31, 2003	657,422	155,892	—	—	—	4,355	817,669
Annualized quarterly growth	14.4%	30.4%	—	—	—	(129.9)%	16.7%
At June 30, 2002	$618,272	$112,257	$—	$—	$—	$9,997	$740,526
Annual growth	10.1%	49.4%	—	—	—	(70.5)%	15.0%
2003 average yield or cost	5.9%	6.5%	—	—	—	8.2%	5.9%
Total deposits and customer repurchase agreements
At June 30, 2003	$872,756	$195,318	$—	$661	$—	$—	$1,068,735
At March 31, 2003	838,098	178,989	—	470	—	—	1,017,557
Annualized quarterly growth	16.6%	36.6%	—	163.0%	—	—	20.2%
At June 30, 2002	$681,925	$122,619	$—	$440	$—	$—	$804,984
Annual growth	28.0%	59.3%	—	50.2%	—	—	32.8%
2003 average yield or cost	1.1%	1.7%	—	0.1%	—	—	1.3%

CoBiz Inc.
June 30, 2003
(UNAUDITED)

(Dollars in thousands)

	Three months ended June 30,
			Increase (decrease)
	2003	2002	Amount	%
Noninterest income:
Deposit service charges	$620	$519	$101	19%
Operating lease income	22	254	(232)	(91)%
Other loan fees	201	127	75	59%
Trust income	668	166	502	302%
Insurance revenue	1,990	376	1,614	429%
Investment banking revenue	849	1,541	(692)	(45)%
Other income	249	136	113	84%
Gain on sale of other assets	(9)	54	(64)	(117)%

Total noninterest income	$4,590	$3,173	$1,417	45%

	Three months ended June 30,
			Increase (decrease)
	2003	2002	Amount	%
Noninterest expenses:
Salaries and employee benefits	$7,070	$5,232	$1,838	35%
Occupancy expenses, premises and equipment	2,017	1,472	545	37%
Depreciation on leases	17	190	(173)	(91)%
Amortization of intangibles	114	44	70	159%
Other operating expenses	2,031	1,599	432	27%

Total other expense	$11,249	$8,537	$2,712	32%

	June 30, 2003		December 31, 2002		June 30, 2002
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
Total Loans and Leases:
Commercial	$271,778	32.3%	$254,389	32.3%	$224,587	31.1%
Real estate—mortgage	386,839	46.0%	366,841	46.5%	340,196	47.1%
Real estate—construction	125,989	15.0%	114,753	14.6%	109,602	15.2%
Consumer	55,427	6.6%	50,853	6.4%	43,331	6.0%
Municipal leases	8,698	1.0%	6,219	0.8%	4,820	0.7%
Small business leases	2,940	0.3%	5,814	0.7%	9,988	1.4%

Loans and leases	$851,671	101.3%	$798,869	101.3%	$732,524	101.4%
Less allowance for loan and lease losses	(11,325)	(1.3)%	(10,388)	(1.3)%	(9,819)	(1.4)%

Net loans and leases	$840,346	100.0%	$788,481	100.0%	$722,705	100.0%

Total Deposits and Customer Repurchase Agreements
NOW and money market accounts	$331,117	31.0%	$305,954	31.5%	$253,426	31.5%
Savings	8,318	0.8%	6,950	0.7%	6,834	0.8%
Certificates of deposit under $100,000	126,139	11.8%	117,155	12.0%	114,428	14.2%
Certificates of deposit $100,000 and over	186,645	17.5%	213,919	22.0%	172,144	21.4%

Total interest-bearing deposits	$652,219	61.0%	$643,978	66.2%	$546,832	67.9%
Noninterest-bearing demand deposits	287,249	26.9%	212,987	21.9%	175,496	21.8%
Customer repurchase agreements	129,267	12.0%	115,517	11.9%	82,656	10.3%

Total deposits and customer repurchase agreements	$1,068,735	100.0%	$972,482	100.0%	$804,984	100.0%

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  Exhibit 99.1
CoBiz Inc. June 30, 2003 (UNAUDITED)